GOOSEHEAD INSURANCE, INC. ANNOUNCES SECOND QUARTER 2026 RESULTS
– Total Revenue Increased 21% and Core Revenue* Grew 10% over the Prior-Year Period –
–Total Written Premium increased 14% to $1.34 billion over the Prior-Year Period –
– Net Income of $17.0 million versus Net Income of $8.3 million a year ago –
– Adjusted EBITDA* up 30% over Prior-Year Period to $37.9 million –
– Policies in force growth accelerated to 15% from 14% in the Prior Quarter –

WESTLAKE, TEXAS – July 22, 2026 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights
•Total Revenues grew 21% over the prior-year period to $113.4 million in the second quarter of 2026
•Second quarter Core Revenues* of $95.6 million increased 10% over the prior-year period
•Second quarter net income of $17.0 million increased from net income of $8.3 million a year ago.
•EPS of $0.42 per share increased 106% and Adjusted EPS* of $0.64 per share increased 32%, over the prior-year period
•Net income margin for the second quarter was 15%
•Adjusted EBITDA* of $37.9 million increased 30% from $29.2 million in the prior-year period
•Adjusted EBITDA Margin* increased 2 percentage points over the prior-year period to 33%
•Total written premiums placed for the second quarter increased 14% over the prior-year period to $1.34 billion
•Policies in force grew 15% from the prior-year period to approximately 2.1 million
•Corporate agent headcount of 583 increased 22% compared to the prior-year period
•Total franchise producers of 2,190 increased 5% from the prior-year period

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“Today we are proud to announce our second quarter results which reflect accelerating momentum across our entire business,” said Mark Miller, CEO. “We delivered strong new business growth in every channel while improving client retention, accelerating premium and policy in force growth rates, and increasing productivity. Our distribution force is healthier than ever, our technology continues to evolve at a significant pace, and the product market is more favorable than it has been in years. We believe Goosehead is well-positioned for continued durable growth and profitability.”

Second Quarter 2026 Results
For the second quarter of 2026, total revenues were $113.4 million, an increase of 21% compared to the corresponding period in 2025. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other franchise revenues, were $95.6 million, a 10% increase from $86.8 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven primarily by more policies in their renewal term, supported by an 86% Client Retention rate, and by more new policies placed, driven by growth in the number of Corporate and Franchise sales agents and improved Franchise productivity. This was partially offset by the prior-year recognition of $3.0 million of Renewal Commissions and $1.0 million of Renewal Royalty Fees tied to the release of a constraint on variable consideration for policies placed in earlier periods. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 14% in the second quarter compared to the corresponding period in prior year.

Total operating expenses for the second quarter of 2026 were $86.8 million, up from $78.4 million in the prior-year period. Adjusted total operating expenses* for the second quarter of 2026 were $75.4 million, up 16% from $64.9 million in the prior-year period. Employee compensation and benefits increased to $54.3 million from $50.4 million in the prior-year period. Adjusted employee compensation and benefits* increased to $49.6 million from $44.4 million in the prior-year period. The increases were primarily due to investments in corporate producers and technology functions. Equity-based compensation decreased to $4.8 million for the period, compared to $6.0 million in the prior-year period. General and administrative expenses increased to $28.4 million from $24.6 million in the prior-year period. Adjusted general and administrative expenses*, increased to $25.4 million from $20.0 million primarily due to investments in technology and professional services to drive growth and continue to improve the client experience. Bad debt expense of $0.5 million decreased compared to the prior-year period.

Net income in the second quarter of 2026 was $17.0 million versus net income of $8.3 million in the prior-year period. Earnings per share and Net Income Margin for the second quarter of 2026 were $0.42 and 15%, respectively. Adjusted EPS* for the second quarter of 2026 was $0.64 per share. Total Adjusted EBITDA* was $37.9 million for the second quarter of 2026 compared to $29.2 million in the prior-year period. Adjusted EBITDA Margin* of 33% increased 2 percentage points in the quarter.
*Adjusted total operating expenses, adjusted employee compensation and benefits, adjusted general and administrative expenses, adjusted EPS, adjusted EBITDA, and adjusted EBITDA Margin are non-GAAP measures. For the definition and reconciliation of each non-GAAP measure, see “Reconciliation of Non-GAAP Measures to GAAP” below.

Liquidity and Capital Resources
As of June 30, 2026, the Company had cash and cash equivalents of $23.7 million. We have a line of credit of $75.0 million, of which $26.0 million was drawn as of June 30, 2026. Total outstanding notes payable was $323.0 million as of June 30, 2026. During the quarter ended June 30, 2026, the Company repurchased and retired 95 thousand shares at an average share price of $40.95. As of June 30, 2026, $144.6 million remained available under the share repurchase authorization.

2026 Outlook
We have increased our guidance for the full year 2026 as follows:
•Total revenues are now expected to grow organically between 12% and 19%.
•Total written premiums are expected to grow between 12% and 20%.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contacts:
Maddie Middleton
Goosehead Insurance - Senior Director of Investor Relations
Phone: (972) 800-1993
Email: madeline.middleton@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Commissions and agency fees	$49,455	$38,076	$88,140	$67,499
Franchise revenues	63,839	55,772	118,113	101,744
Interest income	95	179	212	368
Total revenues	113,389	94,027	206,465	169,611
Operating Expenses:
Employee compensation and benefits	54,328	50,388	104,855	98,722
General and administrative expenses	28,420	24,647	52,389	42,206
Bad debts	504	550	877	957
Depreciation and amortization	3,545	2,782	6,757	5,452
Total operating expenses	86,797	78,367	164,878	147,337
Income from operations	26,592	15,660	41,587	22,274
Other Income:
Interest expense	(5,714)	(6,303)	(11,186)	(12,126)
Other income	260	815	527	983
Income before taxes	21,138	10,172	30,928	11,131
Tax expense	4,124	1,889	5,869	202
Net Income	17,014	8,283	25,059	10,929
Less: net income attributable to noncontrolling interests	6,949	3,133	10,105	3,437
Net Income attributable to Goosehead Insurance, Inc.	$10,065	$5,150	$14,954	$7,492
Earnings per share:
Basic	$0.42	$0.20	$0.62	$0.30
Diluted	$0.41	$0.18	$0.60	$0.27
Weighted average shares of Class A common stock outstanding:
Basic	23,718	25,216	23,992	25,005
Diluted	35,710	38,553	36,173	38,542

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Core Revenue:
Renewal Commissions(1)	$21,034	$23,119	$39,196	$40,071
Renewal Royalty Fees(2)	52,507	45,381	96,101	82,625
New Business Commissions(1)	9,613	7,559	17,065	13,314
New Business Royalty Fees(2)	9,396	7,820	17,282	14,749
Agency Fees(1)	3,083	2,906	5,468	5,146
Total Core Revenue	95,633	86,785	175,112	155,905
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,360	1,247	2,969	2,589
Interest Income	95	179	212	368
Total Cost Recovery Revenue	1,455	1,426	3,181	2,957
Ancillary Revenue:
Contingent Commissions(1)	15,725	4,492	26,411	8,968
Other Franchise Revenues(2)	576	1,324	1,761	1,781
Total Ancillary Revenue	16,301	5,816	28,172	10,749
Total Revenues	113,389	94,027	206,465	169,611
Adjusted Operating Expenses:
Adjusted employee compensation and benefits	49,572	44,372	93,882	86,470
Adjusted general and administrative expenses	25,365	19,953	49,334	37,512
Bad debts	504	550	877	957
Adjusted Total Operating Expenses	75,441	64,875	144,093	124,939
Adjusted EBITDA	37,948	29,152	62,372	44,672
Adjusted EBITDA Margin	33%	31%	30%	26%

Interest expense	(5,714)	(6,303)	(11,186)	(12,126)
Depreciation and amortization	(3,545)	(2,782)	(6,757)	(5,452)
Tax expense	(4,124)	(1,889)	(5,869)	(202)
Equity-based compensation	(4,756)	(6,016)	(10,973)	(12,253)
Impairment and other gains and losses	—	(4,694)	—	(4,694)
Contract termination costs	(3,055)	—	(3,055)	—
Other income	260	815	527	983
Net Income	$17,014	$8,283	$25,059	$10,929
Net Income Margin	15%	9%	12%	6%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value amounts)

	June 30,	December 31,
	2026	2025
Assets
Current Assets:
Cash and cash equivalents	$23,655	$34,390
Restricted cash	3,830	3,547
Commissions and agency fees receivable, net	24,726	36,613
Receivable from franchisees, net	18,531	11,141
Prepaid expenses	14,616	7,552
Total current assets	85,358	93,243
Receivable from franchisees, net of current portion	1,650	2,936
Property and equipment, net of accumulated depreciation	21,766	21,549
Right-of-use asset	31,264	34,087
Intangible assets, net of accumulated amortization	48,364	39,700
Deferred income taxes, net	209,795	216,371
Other assets	8,645	6,978
Total assets	$406,842	$414,864
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$30,115	$33,629
Premiums payable	3,830	3,547
Lease liability	9,305	8,666
Contract liabilities	2,790	3,241
Note payable	2,993	2,993
Liabilities under tax receivable agreement	6,237	6,237
Total current liabilities	55,270	58,313
Lease liability, net of current portion	46,160	51,168
Note payable, net of current portion	314,379	289,461
Contract liabilities, net of current portion	11,289	13,025
Liabilities under tax receivable agreement, net of current portion	168,275	165,685
Total liabilities	595,373	577,652
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 23,803 shares issued and outstanding as of June 30, 2026, 24,653 shares issued and outstanding as of December 31, 2025	238	247
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 11,713 issued and outstanding as of June 30, 2026, 11,935 shares issued and outstanding as of December 31, 2025	117	119
Additional paid in capital	5,645	37,486
Accumulated deficit	(118,402)	(133,356)
Total stockholders' equity	(112,402)	(95,504)
Noncontrolling interests	(76,129)	(67,284)
Total equity	(188,531)	(162,788)
Total liabilities and equity	$406,842	$414,864
.

Goosehead Insurance, Inc.
Reconciliation of Non-GAAP Measures to GAAP
This release includes certain financial performance measures that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Franchise Revenues. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment and other gains and losses, contract termination costs, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management and our investors because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
•“Adjusted total operating expenses” is defined as Total operating expenses (the most directly comparable GAAP measure) before equity-based compensation, depreciation and amortization, impairment and other gains and losses, and contract termination costs. This measure is useful to management and our investors as it eliminates the impact of certain non-cash and non-recurring charges.
•“Adjusted employee compensation and benefits” is defined as Employee compensation and benefits (the most directly comparable GAAP measure) before equity-based compensation. This measure is useful to management and our investors as it eliminates the impact of certain non-cash compensation charges.
•“Adjusted general and administrative expenses” is defined as general and administrative expenses (the most directly comparable GAAP measure) before impairment and other gains and losses and contract termination costs. This measure is useful to management and our investors as it eliminates the impact of certain non-cash and non-recurring charges.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and six months ended June 30, 2026 and 2025 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Revenues	$113,389	$94,027	$206,465	$169,611

Core Revenue:
Renewal Commissions(1)	$21,034	$23,119	$39,196	$40,071
Renewal Royalty Fees(2)	52,507	45,381	96,101	82,625
New Business Commissions(1)	9,613	7,559	17,065	13,314
New Business Royalty Fees(2)	9,396	7,820	17,282	14,749
Agency Fees(1)	3,083	2,906	5,468	5,146
Total Core Revenue	95,633	86,785	175,112	155,905
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,360	1,247	2,969	2,589
Interest Income	95	179	212	368
Total Cost Recovery Revenue	1,455	1,426	3,181	2,957
Ancillary Revenue:
Contingent Commissions(1)	15,725	4,492	26,411	8,968
Other Franchise Revenues(2)	576	1,324	1,761	1,781
Total Ancillary Revenue	16,301	5,816	28,172	10,749
Total Revenues	$113,389	$94,027	$206,465	$169,611
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and six months ended June 30, 2026 and 2025 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income	$17,014	$8,283	$25,059	$10,929
Interest expense	5,714	6,303	11,186	12,126
Depreciation and amortization	3,545	2,782	6,757	5,452
Tax expense	4,124	1,889	5,869	202
Equity-based compensation	4,756	6,016	10,973	12,253
Impairment and other gains and losses	—	4,694	—	4,694
Contract termination costs	3,055	—	3,055	—
Other income	(260)	(815)	(527)	(983)
Adjusted EBITDA	$37,948	$29,152	$62,372	$44,672
Net Income Margin(1)	15%	9%	12%	6%
Adjusted EBITDA Margin(2)	33%	31%	30%	26%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue: ($17,014/$113,389) and ($8,283/$94,027) for the three months ended June 30, 2026 and 2025, respectively. Net Income Margin is calculated as Net Income divided by Total Revenue ($25,059/$206,465) and ($10,929/$169,611) for the six months ended June 30, 2026 and 2025, respectively.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue: ($37,948/$113,389), and ($29,152/$94,027) for the three months ended June 30, 2026 and 2025, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($62,372/$206,465), and ($44,672/$169,611) for the six months ended June 30, 2026 and 2025, respectively.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Earnings per share - basic (GAAP)	$0.42	$0.20	$0.62	$0.30
Add: equity-based compensation(1)	0.13	0.16	0.31	0.33
Add: impairment and other gains and losses(2)	—	0.13	—	0.13
Add: contract termination costs(3)	0.09	—	0.09	—
Adjusted EPS (non-GAAP)	$0.64	$0.49	$1.02	$0.76
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares: [$4.8 million/(23.7 million + 11.8 million)] and [$6.0 million/ (25.2 million + 12.3 million)] for the three months ended June 30, 2026 and 2025, respectively. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares: [$11.0 million/ (24.0 million + 11.9 million)] and [$12.3 million/(25.0 million + 12.5 million)] for the six months ended June 30, 2026 and 2025, respectively.
(2) Calculated as impairment and other gains and losses divided by sum of weighted average Class A and Class B shares [$4.7 million/(25.2 million + 12.3 million)] for the three months ended June 30, 2025 and [$4.7 million/(25.0 million + 12.5 million)] for the six months ended June 30, 2025. No impairment and other gains and losses were recorded for the three and six months ended June 30, 2026.
(3) Calculated as contract termination costs divided by sum of weighted average Class A and Class B shares [$3.1 million/(23.7 million + 11.8 million)] for the three months ended June 30, 2026 and [$3.1 million/(24.0 million + 11.9 million)] for the six months ended June 30, 2026. No contract termination costs were recorded for the three and six months ended June 30, 2025.

The following table shows a reconciliation of total operating expenses to adjusted total operating expenses (non-GAAP basis) for the three and six months ended June 30, 2026 and 2025 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total operating expenses	$86,797	$78,367	$164,878	$147,337
Less: Depreciation and amortization	(3,545)	(2,782)	(6,757)	(5,452)
Less: Equity-based compensation	(4,756)	(6,016)	(10,973)	(12,253)
Less: Impairment and other gains and losses	—	(4,694)	—	(4,694)
Less: Contract termination costs	(3,055)	—	(3,055)	—
Adjusted total operating expenses	$75,441	$64,875	$144,093	$124,938

The following table shows a reconciliation of employee compensation and benefits to adjusted employee compensation and benefits (non-GAAP basis) for the three and six months ended June 30, 2026 and 2025 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Employee compensation and benefits	$54,328	$50,388	$104,855	$98,722
Less: Equity-based compensation	(4,756)	(6,016)	(10,973)	(12,253)
Adjusted employee compensation and benefits	$49,572	$44,372	$93,882	$86,469

The following table shows a reconciliation of general and administrative expenses to adjusted general and administrative expenses (non-GAAP basis) for the three and six months ended June 30, 2026 and 2025 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
General and administrative expenses	$28,420	$24,647	$52,389	$42,206
Less: Impairment and other gains and losses	—	(4,694)	—	(4,694)
Less: Contract termination costs	(3,055)	—	(3,055)	—
Adjusted general and administrative expenses	$25,365	$19,953	$49,334	$37,512

Goosehead Insurance, Inc.
Key Performance Indicators

	June 30, 2026	December 31, 2025	June 30, 2025
Corporate sales agents < 1 year tenured	323	261	282
Corporate sales agents > 1 year tenured	260	228	197
Operating franchises < 1 year tenured	69	87	95
Operating franchises > 1 year tenured	829	922	980
Franchise Producers < 1 Year	607	545	532
Franchise Producers > 1 Year	1,583	1,568	1,553
Total Franchise Producers	2,190	2,113	2,085
QTD Corporate Agent Productivity < 1 Year (1)	$18,936	$13,728	$18,612
QTD Corporate Agent Productivity > 1 Year (1)	$27,907	$22,735	$30,709
QTD Franchise Productivity < 1 Year (2)	$30,253	$16,101	$17,837
QTD Franchise Productivity > 1 Year (2)	$48,042	$34,413	$36,287
Policies in Force (in thousands)	2,053	1,900	1,793
Client Retention	86%	85%	84%
Premium Retention	88%	90%	95%
QTD Written Premium (in thousands)	$1,335,338	$1,090,130	$1,175,909
Customer Satisfaction Score (CSAT) (3)	4.1	—	—
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Agency: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, prior to paying Royalty Fees to the Company, divided by the average number of franchises for the same period.
(3) CSAT: Customer Satisfaction Score; the average of all client responses to a single survey question asking clients to rate their most recent interaction with us on a scale of 1 to 5, where 5 is most satisfied and 1 is least satisfied. The current period reflects all responses from October 1, 2025 through the end of the current period. It will be presented on a trailing twelve-month basis beginning with the period ending September 30, 2026.